                                                                    EXHIBIT 12.1

                           RJR NABISCO HOLDINGS CORP.

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
     AND PREFERRED STOCK DIVIDENDS / DEFICIENCY IN THE COVERAGE OF COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS BY EARNINGS BEFORE FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                  YEARS ENDED DECEMBER 31,
                                                                    -----------------------------------------------------
                                                                      1998       1997       1996       1995       1994
                                                                    ---------  ---------  ---------  ---------  ---------
Earnings before fixed charges:
  Income (loss) before income taxes...............................  $    (614) $   1,016  $   1,199  $   1,266  $   1,375
  Less minority interest in pre-tax income (loss) of Nabisco
    Holdings......................................................         (6)       142         22        105     --
                                                                    ---------  ---------  ---------  ---------  ---------
  Adjusted income (loss) before income taxes......................       (608)       874      1,177      1,161      1,375
  Interest and debt expense.......................................        880        912        927        899      1,065
  Interest portion of rental expense..............................         58         61         56         54         51
                                                                    ---------  ---------  ---------  ---------  ---------
Earnings before fixed charges.....................................  $     330  $   1,847  $   2,160  $   2,114  $   2,491
                                                                    ---------  ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------  ---------
Combined fixed charges and preferred stock dividends:
  Interest and debt expense.......................................  $     880  $     912  $     927  $     899  $   1,065
  Interest portion of rental expense..............................         58         61         56         54         51
  Capitalized interest............................................          3          6         15         12         11
  Preferred stock dividends(1)....................................         53        153        307        411        594
                                                                    ---------  ---------  ---------  ---------  ---------
  Total fixed charges and preferred stock dividends...............  $     994  $   1,132  $   1,305  $   1,376  $   1,721
                                                                    ---------  ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------  ---------
  Deficiency in the coverage of combined fixed charges and
    preferred stock dividends by earnings before fixed charges....  $    (664)        --         --         --         --
                                                                    ---------  ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------  ---------
  Ratio of earnings to combined fixed charges and preferred stock
    dividends.....................................................         --        1.6        1.7        1.5        1.4
                                                                    ---------  ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------  ---------

------------------------

(1) Series B preferred stock dividends have been increased to present their equivalent pre-tax amounts, as applicable.